Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY INC.

BALANCE SHEET

AS OF JULY 31, 2012

(UNAUDITED)

MODIFIED GAAP BALANCE SHEET
ASSETS
CASH & CASH EQUIVALENTS	8,803,310
INVESTMENTS	11,732,819
INVESTMENTS HELD IN TRUST	304,270,671
ACCRUED INTEREST	1,899,891
REINSURANCE PREMIUMS RECEIVABLE	1,451,446
OTHER RECEIVABLES	0
DEFERRED FEDERAL INCOME TAX	0
VALUATION ALLOWANCE FOR DEFERRED TAX	(12,485,418)
DEFERRED TAX ASSETS	12,485,418

TOTAL ASSETS	328,158,137

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
ACCRUED EXPENSES	131,277
ACCRUED INVESTMENT EXPENSES	54,110
ACCRUED ADMINISTRATIVE FEES	110,000
ACCRUED CEDING FEES	137,572
PREMIUM TAX PAYABLE	0
FEDERAL INCOME TAX PAYABLE (RECEIVABLE)	0
ALLOWANCE FOR DOUBTFUL ACCOUNTS	0
CONTINGENT LIABILITY	0
INTEREST PAYABLE	0
UNEARNED PREMIUMS	342,307
LOSSES PAYABLE	2,423,156
LOSS RESERVES	111,937,892
IBNR	5,362,627
CONTINGENCY RESERVES	50,109,127

TOTAL LIABILITIES	170,608,069

STOCKHOLDER’S EQUITY:
CAPITAL STOCK	1,000
PAID-IN CAPITAL	16,659,349
ADDITIONAL PAID-IN CAPITAL	53,219,568
UNREALIZED GAIN/LOSS ON INVESTMENTS	0
CONTINGENCY RESERVES	(50,109,127)
DIVIDENDS PAID	(250,000)
RETAINED EARNINGS (ACCUMULATED DEFICIT)	130,885,964
NET INCOME (LOSS) - YEAR TO DATE	7,143,314

TOTAL STOCKHOLDER’S EQUITY	157,550,068

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	328,158,137

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED FINANCIAL STATEMENTS

COMBINING PROFIT & LOSS STATEMENT

FOR THE PERIOD ENDED JULY 31, 2012

	MONTH TO DATE	YEAR TO DATE
UNDERWRITING INCOME:
ASSUMED PREMIUMS WRITTEN	1,395,953	13,761,389
CHANGE IN UNEARNED PREMIUMS	15,163	113,630

NET PREMIUMS EARNED	1,411,116	13,875,018

UNDERWRITING EXPENSES:
LOSSES PAID	2,423,154	33,388,029
PROVISION FOR LOSS RESERVES	(2,961,519)	(21,031,998)
PROVISION FOR IBNR	430,574	(686,765)
CEDING COMMISSION	137,572	1,640,421
PREMIUM TAX EXPENSE	0	0

TOTAL UNDERWRITING EXPENSES	29,781	13,309,687

UNDERWRITING INCOME (LOSS)	1,381,335	565,331

GENERAL & ADMINISTRATIVE EXPENSES:
MANAGEMENT FEES	16,777	133,599
ACTUARY CONSULTING FEES	22,500	162,170
AUDIT FEES	51,500	206,000
LEGAL FEES	0	47,281
ADMINISTRATIVE FEES	110,000	482,581
LICENSE AND FEES	0	300
TRAVEL AND ENTERTAINMENT	0	0
BANK SERVICE FEES	18,419	19,656
MISCELLANEOUS EXPENSES	0	0

TOTAL GENERAL & ADMINISTRATIVE EXPENSES	219,196	1,051,587

INTEREST EXPENSE	0	0
IINTEREST INCOME	1,937	8,614
AMORTIZATION - COMMERCIAL PAPER	0	0
INVESTMENT INCOME - MUNICIPAL BONDS	0	0
INVESTMENT INCOME - CORPORATE BONDS	414,722	3,389,361
INVESTMENT INCOME - MBS BONDS	67,771	508,022
INVESTMENT INCOME - US AGENCY	226,996	1,913,957
INVESTMENT INCOME - US TREASURY	79	544
INVESTMENT INCOME - FOREIGN ISSUE	88,561	666,801
BOND AMORTIZATION - MUNICIPAL BONDS	0	0
BOND AMORTIZATION - CORPORATE BONDS	(118,435)	(898,101)
BOND AMORTIZATION - MBS BONDS	(2,982)	(8,979)
BOND AMORTIZATION - US AGENCY	(27,621)	(261,758)
BOND AMORTIZATION - US TREASURY	(12)	(81)
BOND AMORTIZATION - FOREIGN ISSUE	(36,435)	(247,929)
INVESTMENT EXPENSE	(54,110)	(242,461)
GAIN/LOSS ON SALE OF INVESTMENT	2,240,133	2,687,000
FAS 159 GAIN ON TRADING SECURITIES	(1,207,223)	114,579

NET INVESTMENT INCOME	1,593,383	7,629,570

LEGAL SETTLEMENT	0	0
INCOME (LOSS) BEFORE TAX PROVISION	2,755,522	7,143,314
CURRENT FEDERAL INCOME TAX (BENEFIT) EXPENSE	0	0
PROVISION FOR DOUBTFUL INCOME TAX RECEIVABLE	0	0
DEFERRED FEDERAL INCOME TAX (BENEFIT) EXPENSE	956,364	2,500,159
CHANGE IN VALUATION ALLOWANCE	(956,364)	(2,500,159)

FEDERAL INCOME TAX EXPENSE	0	0
NET INCOME (LOSS)	2,755,522	7,143,314